SUB-ITEM 77C

                          AIM GLOBAL HEALTH CARE FUND




A Special Meeting of Shareholders of AIM Global Health Care Fund (the "Fund"), a portfolio of AIM Investment Funds, a Delaware business trust (the "Trust"), was held on August 17, 2001. The meeting was held for the following purposes:

(1)* To elect the following Trustees: Robert H. Graham, Frank S. Bayley, Ruth H. Quigley, Bruce L. Crockett, Owen Daly II, Albert R. Dowden, Edward K. Dunn, Jr., Jack M. Fields, Carl Frischling, Prema Mathai-Davis, Lewis F. Pennock and Louis S. Sklar.

(2)     To approve a new Investment Advisory Agreement with A I M Advisors, Inc.

(3)     To approve changing the fundamental investment restrictions of the Fund.

(4)     To approve making the investment objective of the Fund non-fundamental.

(5) To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for the fiscal year ending in 2001.

For a more detailed description of the proposals that were submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A). The shareholders approved all proposals by the following vote:


                                                                    Withheld/
         Trustees/Matter                          Votes For        Abstentions
         ---------------                          ---------        -----------
(1)*     Robert H. Graham........................104,314,837         3,884,079
         Frank S. Bayley.........................104,294,972         3,903,944
         Ruth H. Quigley.........................104,221,667         3,977,249
         Bruce L. Crockett.......................104,316,746         3,882,170
         Owen Daly II............................104,133,611         4,065,305
         Albert R. Dowden........................104,333,638         3,865,278
         Edward K. Dunn, Jr......................104,246,262         3,952,654
         Jack M. Fields..........................104,345,696         3,853,220
         Carl Frischling.........................104,193,869         4,005,047
         Prema Mathai-Davis......................104,249,127         3,949,789
         Lewis F. Pennock........................104,311,203         3,887,713
         Louis S. Sklar..........................104,300,433         3,898,483

                                                                                                Votes       Withheld/
          Matter                                                              Votes For         Against    Abstentions
          ------                                                              ---------         -------    -----------
(2)       Approval of a new Investment Advisory Agreement with
          A I M Advisors, Inc.................................................12,476,892        339,647         487,623

(3) (a)   Approval of the Modification of the Fundamental Restriction on
          Portfolio Diversification............................................9,435,100        442,088     3,426,974**

(3) (b)   Approval of the Modification of the Fundamental Restriction on
          Issuing Senior Securities and Borrowing Money........................9,312,753        550,525     3,440,884**

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*    Proposal 1 required approval by a combined vote of all of the portfolios of AIM Investment Funds
**   Includes Broker Non-Votes

AIM Global Health Care Fund
Page 2 of 2

                                                                                                Votes       Withheld/
          Matter                                                              Votes For         Against    Abstentions
          ------                                                              ---------         -------    -----------

(3) (c)   Approval of the Modification of the Fundamental Restriction on
          Underwriting Securities..............................................9,353,978        498,098     3,452,086**

(3) (d)   Approval of the Modification to or Addition of Fundamental
          Restriction on Industry Concentration................................9,396,437        464,494     3,443,231*  *

(3) (e)   Approval of the Modification of the Fundamental Restriction on Real
          Estate Investments...................................................9,378,508        492,126     3,433,528**

(3) (f)   Approval of the Modification of the Fundamental Restriction on
          Purchasing or Selling Commodities....................................9,288,979        582,296     3,432,887**

(3) (g)   Approval of the Modification of the Fundamental Restriction on
          Making Loans.........................................................9,267,374        590,531     3,446,257**

(3) (h)   Approval of the Modification of the Fundamental Policy on
          Investment in Investment Companies...................................9,332,991        528,715     3,442,456**

(4)       Approval of Making the Investment Objective of the Fund
          Non-Fundamental......................................................9,259,669        596,021     3,448,472**

(5)       Ratification of the selection of PricewaterhouseCoopers LLP as
          Independent Accountants of the Fund.................................12,630,515        221,512      452,135

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**   Includes Broker Non-Votes